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EXHIBIT 10.1    FORM OF AMENDED MANAGEMENT SEVERANCE AGREEMENT BY AND BETWEEN
                SECOND BANCORP INCORPORATED AND THE FOLLOWING EXECUTIVE
                OFFICERS: RICK L. BLOSSOM, DAVID L. KELLERMAN, CHRISTOPHER STANITZ, THOMAS W. ALLEN, DIANE C. BASTIC, JOHN L. FALATOK, MYRON FILARSKI, AND DARRYL MAST.

                         MANAGEMENT SEVERANCE AGREEMENT

     THIS AGREEMENT ("Agreement") is entered into as of the___ day of March 2004, by and between SECOND BANCORP INCORPORATED ("Bank") and _________________ ("Executive").

     WHEREAS, effective as of June 1, 2003, Bank and Executive entered into a Management Severance Agreement (the "MSA");

     WHEREAS, Bank and Executive desire to amend the MSA; and

     WHEREAS, Bank and Executive desire to enter into a noncompetition, nonsolicitation and confidentiality agreement; and

     WHEREAS, Bank and Executive desire to mutually agree upon other compensation related matters;

     NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other valuable consideration (the receipt and sufficiency of which are hereby acknowledged), Bank and Executive agree as follows:

          1. MSA Amendment.

               (a) Section 7 of the MSA is deleted in its entirety and the following new Section 7 inserted in place thereof

                    7. Benefits. Upon the occurrence of a Covered Termination,
               Executive shall be entitled (i) until the end of the "Benefits Period" (as hereafter defined), to the health/dental/vision coverage, supplemental health coverage (Exec-U-Care), life insurance coverage, and accidental death and dismemberment coverage, as described in Mercer Consulting's March 23, 2004 ten
               (10) page calculations letter which is incorporated by reference herein ("Mercer Report'), and (ii) during Executive's ___________ Severance Period ___________________________________ consecutive monthly nonqualified supplemental pension payments as described in the Mercer Report. For purposes of this Section 7, "Benefits Period" means that period of time beginning on the day after the Executive's last day of employment with the Corporation and ending on the earlier of (a) the end of his Severance Period, or
               (b) the date on which the Executive becomes




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               eligible for benefits in connection with his acceptance of a position with another company or employer.

               (b) Section 9 of the MSA is deleted in its entirety and the following new Section 9 inserted in place thereof.

                    9. Limitation on Payments and Benefits. Notwithstanding
               anything to the contrary contained in this Agreement, if any payment made or to be made or other benefit provided or to be provided to the Executive, whether under this Agreement or otherwise, would constitute an Excess Parachute Payment (as that term is define din Section 280G of the Internal Revenue Code of 1986, as amended), then the Executive may elect either (i) to receive one additional payment (a "Gross-Up Payment ") in an amount that will cover the excise tax on the Excess Parachute Payment, but will not include any excise tax or other tax imposed upon the Gross-Up Payment; or (ii) to specify that the aggregate amount or value of the payments due, or benefits provided to, the Executive under this Agreement or otherwise, the value of which may be included in determining the existence of an Excess Parachute Payment, shall be reduced to the minimum extent necessary so that no portion of the payment made to, or benefits provided to, the Executive, as so reduced, constitutes an Excess Parachute Payment.

     2. Noncompetition, Nonsolicitation and Confidentiality Agreement. In consideration of the mutual covenants contained herein and, in addition, Bank's payment of ________________________________________________________________ to
Executive, Executive and Bank shall, upon the execution of this Agreement, enter into and execute the Noncompetition, Nonsolicitation and Confidentiality Agreement attached hereto as Exhibit A and incorporated by reference herein. The cash amount will be paid in a single lump sum cash amount upon execution of the Noncompetition, Nonsolicitation and Confidentiality Agreement or within a reasonable period thereafter.

     3. Limitations. The calculation of Executive's "base amount," "annualized includible compensation for the base period," and potential "excess parachute payments" (as such terms are defined in Section 280G of the Internal Revenue Code of 1986, as amended ("Code") with respect to payments or benefits made or to be made under the MSA or under any other agreement, plan or program shall be mutually agreed upon by Bank, Executive and Sky Financial Group, Inc. ("Sky"). Executive agrees that (i) up to Twenty-Five Thousand Dollars ($25,000) below the "Threshold" (as hereafter defined) and an amount above the Threshold up to the "Upper Limit" (as hereafter defined) shall be restructured in a manner specified by Sky; and (ii) all amounts in excess of the Upper Limit are hereby forfeited by Executive. As used herein, the term "Threshold" means three (3) times Executive's "base amount;" and the term "Upper Limit" means the amount above the Threshold specified by Sky to be restructured; provided, however, that the Upper Limit shall not be less than ______________________________. In the event either there is a final determination by a court of competent jurisdiction or Sky concedes an




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Internal Revenue Service determination that any such restructured amounts constitute "excess parachute payments" within the meaning of Code Section 280G, then, unless Executive elects to reduce the amounts payable to Executive to the minimum amount necessary so that no portion of payments made, or benefits provided, to Executive constitute "excess parachute payments," Executive shall be paid (a) one payment in an amount equal to the excise tax on such "excess parachute payments" (but which will not include any excise tax or other tax imposed upon such payment), and (b) one payment equal to any penalties and interest assessed by the Internal Revenue Service upon Executive relating to such "excess parachute payments."

     4. Successors: Binding Agreement.

          (a) This Agreement shall be binding upon, and inure to the benefit of, the Bank, Affiliates, and its Successors and Assigns. The Bank shall require its Successors and Assigns to agree to perform this Agreement to the same extent that the Bank would be required to perform.

          (b) Neither this Agreement nor any right or interest hereunder shall be assignable or transferable by the Executive, his or her beneficiaries or legal representatives, except by will or by the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive and Executive's legal personal representative.

     5. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Ohio without giving effect to the conflict of laws principles thereof. Any action brought by any party to this Agreement shall be brought and maintained in a court of competent jurisdiction in Trumbull County in the State of Ohio.

     6. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto, and supersedes all prior agreements, if any, understandings and arrangements, oral or written, between the parties hereto, with respect to the subject matter hereof.

     7. Counterparts. This Agreement may be executed in one or more separate counterparts, each of which shall be deemed to be an original and which taken together shall constitute one and the same agreement.

     8. Executive Representations. The Executive represents and warrants to the Bank that upon the execution and delivery of this Agreement by the Bank and Executive, this Agreement shall be the valid and binding obligation of the Executive, enforceable in accordance with its terms.

     9. Survival. This Agreement shall survive and continue in full force in accordance with its terms notwithstanding any termination of the Executive's termination of employment with the Bank, any Affiliate, or Successors and Assigns.



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     10. Definitions.

          (a) Affiliate. For purposes of this Agreement, "Affiliate" means any entity, directly or indirectly, controlled by, controlling or under common control with the Bank including, without limitation, any subsidiary of the Bank.

          (b) Successors and Assigns. For purposes of this Agreement, "Successors and Assigns" shall mean, with respect to the Bank, a corporation or other entity acquiring all or substantially all the assets and business of the Bank, as .the case may be, whether by operation of law or otherwise (including implementation of the Merger Agreement), or the surviving corporation of a merger involving the Bank, including, without limitation, Sky, and Sky's subsidiaries and affiliates, pursuant to the Agreement and Plan of Merger dated as of January 8, 2004, by and between Bank and Sky ("Merger Agreement").

     11. Taxes. To the extent required by applicable law, the Bank, and its Successors and Assigns, shall deduct and withhold all necessary federal, state, local and employment taxes and any other similar sums required by law to be withheld from any payments made pursuant to the terms of this Agreement (including, without limitation, the Noncompetition, Nonsolicitation and Confidentiality Agreement) and the MSA.

     12. MSA Section 10. Section 10 of the MSA is hereby amended by deleting the phrase "question, interpretation" therefrom.

     13. Condition on Agreement. This Agreement will have no force or effect and will be revoked ab initio (and the MSA reinstated as if this Agreement had not been signed) if the Bank and Sky do not merge under the terms described in the Merger Agreement.

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     IN WITNESS WHEREOF, the Bank has caused this Agreement to be executed by its duly authorized officer and the Executive has executed this Agreement as of the day and year first above written, but on the dates indicated below each.

     SECOND BANCORP INCORPORATED

                                         108 Main Avenue, S.W.
                                         P.O. Box 1311
                                         Warren, Ohio 44482-1311


                                         By:
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                                         Title:
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                                         Date:
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                                         EXECUTIVE:

                              Signature:
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                           Printed Name:
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                                Address:
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                                   Date:
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